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                                                                   EXHIBIT 10.11

                  MICROSOFT LICENSE AND DISTRIBUTION AGREEMENT

         THIS LICENSE AND DISTRIBUTION AGREEMENT (the "Agreement") is entered into this 23rd day of August 1996 (the "Effective Date"), by and between MICROSOFT CORPORATION ("Microsoft"), a Washington corporation having its principal place of business at One Microsoft Way, Redmond, Washington 98052-6399, and SAGENT TECHNOLOGY, INC., a California corporation having its principal place of business at 750 Menlo Avenue, Suite 300, Menlo Park, California 94025 ("Company").

         The parties agree as follows:

1. DEFINITIONS. For the purposes of this Agreement, the following terms shall have the following meanings:

         1.1 "DOCUMENTATION" shall mean the End User Documentation, VBA 5.0 Host Integration Guide, and VBA 5.0 Host Interface Reference, which are described in Exhibit A hereto.

         1.2 "END USER" shall mean an individual or legal entity that acquires directly or indirectly from Company, one or more Products for its own use and not for distribution or resale to third parties.

         1.3 "END USER DOCUMENTATION" means the Microsoft documentation for End Users, which is described in Exhibit A attached hereto.

         1.4 "TO INTEGRATE" OR "INTEGRATED" shall mean the inclusion of one or more Redistributable Components as part of a Product copied onto Company's installation media along with Company's software comprising the Product.

         1.5 "LICENSED SOFTWARE" means the computer software programs that are listed and described on Exhibit A attached hereto, including all Upgrades thereto which are commercially released by Microsoft during the term of this Agreement.

         1.6 "LOGO" means the Designed for Visual Basic logo which is described in the logo agreement that is attached hereto as Exhibit D.

         1.7 "MASTER COPY" shall mean a diskette(s) or CD- ROM(s) containing the software portion of the Licensed Software that are delivered by Microsoft to the Company.

         1.8 "MS PLATFORMS" shall mean Microsoft Windows 95, Microsoft Windows NT, and their successors and all future Microsoft operating system products on which the Licensed Software is commercially released by Microsoft during the term of this Agreement.



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         1.9 "NET RECEIPTS" shall mean the royalties, fees and other sums received by the Company and its subsidiaries and affiliates from the direct or indirect distribution of the Products and Upgrades, less returns and rebates, applicable freight and sales, use and excise taxes.

         1.10 "PRODUCT(S)" shall mean Company's software products which are described in Exhibit A hereto, regardless of the product name(s) actually used for such software products, and which: (i) Integrate the Licensed Software; (ii) operate on the MS Platforms, and (iii) from the perspective of an End User, contain significant added value over that of the Licensed Software. The parties may amend the list of Products described in Exhibit B hereto upon their mutual written consent, which shall not be unreasonably withheld.

         1.11 "REDISTRIBUTABLE COMPONENTS" means the components of the Licensed Software that are redistributable by the Company in Products and are identified as "redistributable" in Exhibit A hereto.

         1.12 "RELEASE TO MANUFACTURING" shall mean the date that Microsoft or its authorized representative delivers the Master Copy to the Company.

         1.13 "UPGRADES" shall mean upgrades, maintenance releases and enhancements of the Licensed Software.

2. INTEGRATION AND DISTRIBUTION OF LICENSED SOFTWARE.

         2.1 REPRODUCTION AND INTEGRATION OF THE LICENSED SOFTWARE. Microsoft hereby grants the Company a non-exclusive, worldwide, perpetual (subject to the terms of Section 8) license to use, reproduce and have reproduced the Licensed Software and Documentation from the Master Copy as well as any Upgrades for internal use at the Company solely in connection with the development of Products and Integration of the Redistributable Components into such Products for MS Platforms.

         2.2 DISTRIBUTION RIGHTS TO LICENSED SOFTWARE. Upon completion of the Integration of Licensed Software into Products, Microsoft grants Company a non-exclusive, worldwide, perpetual (subject to the terms of Section 8) license to use, reproduce, license or otherwise distribute, and have reproduced, licensed or otherwise distributed to any entities, the Product and Upgrades to End Users. The rights granted in Sections 2.1 and 2.2 may be sublicensed by the Company to the Company's contractors, distributors and original equipment manufacturers, provided that such parties adhere to the provisions of this Agreement.

         2.3 LICENSE TO END USER DOCUMENTATION. Microsoft hereby grants the Company a nonexclusive, worldwide, perpetual (subject to the terms of Section 8) license to (a) make, use, modify, adapt, translate and make technically accurate derivative works of the End User Documentation; and (b) to reproduce, license, transmit or otherwise distribute, and have reproduced, licensed, transmitted or otherwise distributed by third parties, the End User Documentation and any Company-authored derivative works thereof (which shall include all relevant Microsoft copyrights, notices, and marks) via any digital electronic (e.g., the Internet) or print medium in connection with the distribution of the Products. The Company also may use a pointer on its Worldwide Web site to the Documentation on the Internet in connection with the




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distribution of the Products. Notwithstanding the foregoing, the Company shall not distribute the Documentation as part of any book or other publication for sale separate from the Products without the written approval of Microsoft and shall not modify, adapt, or create derivative works of the compiled "*.HLP" files for use on the Internet. The Company shall deliver to Microsoft a copy of all Company-authored derivative works of the End User Documentation (the "Derivative Documents") for the sole purpose of allowing Microsoft to verify the accuracy of such Derivative Documents.

         2.4 END USER LICENSE AGREEMENTS. The Company shall have the right to grant sublicenses to End Users to use the Products in object code form only and Documentation on MS Platforms. For each copy or unit of a Product, Company shall distribute an end user license agreement which includes terms that are at least as restrictive as the terms set forth in this Agreement with respect to the use of the Licensed Software. In particular, the Company shall include provisions in its End User license agreements for Products preventing further redistribution of the Redistributable Components or export of the Products to any country to which such export or transmission is restricted by applicable U.S. regulation or statute.

         2.5 RESTRICTIONS. The rights granted in this Section 2 are subject to the following restrictions:

                  (i) Company shall ship at least one full copy of the End User Documentation, whether in the form of printed manuals or online help, as modified by the Company pursuant to the terms of Section 2.3, to the End User per unit of the Product or include a pointer to the End User Documentation on the Internet in the Company's documentation for the Product;

                  (ii) Company shall employ in its Licensed Software Integration, reproduction and installation process state-of the-art tests for virus infections to ensure that no Licensed Software will be shipped that has been infected with a virus;

                  (iii) Company shall not reverse engineer, decompile or disassemble the Licensed Software except as otherwise specifically permitted by law;

                  (iv) Company shall only access documented function calls when Integrating the Licensed Software with the Products and shall follow the commercially reasonable installation procedures set forth in the Logo Agreement attached hereto as Exhibit D;

                  (v) Company's Integration of the Licensed Software included in the Products must not adversely affect the full functionality of the Licensed Software. For instance, the Company shall not disable any features of the Licensed Software included in Products. Company shall insure that quality of reproduced Licensed Software included in the Products is equivalent to the quality of Licensed Software and meets or exceeds the then current applicable ISO, IEC or ANSI standards for media and replication quality for Disk or CD-ROM media. Microsoft shall be entitled to periodically, upon reasonable notice, inspect the quality of reproduction. Should Microsoft be dissatisfied with the quality of the reproduced Licensed Software, it shall so notify Company in writing and Company shall have ten (10) days to correct such deficiencies.



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                  (vi) The Company shall include the following acknowledgment in the credit screen of the Products and in the Product documentation:
         "(C)Copyright 1996, Microsoft Corporation. All rights reserved."

3. ROYALTIES AND REPORTS; AUDIT RIGHTS.

         3.1 ADVANCE ROYALTY. The Company shall pay Microsoft a non-refundable advance royalty of [*] Dollars ($[*]) by bank wire transfer to the account listed in Section 3.3 no later than sixty (60) days after the Effective Date. The advance royalty shall be applied against and recouped from future earned royalties pursuant to Section 3.2.

         3.2 EARNED AND MINIMUM ROYALTIES. The Company shall pay Microsoft [*] percent ([*]%) of the Company's Net Receipts for each calendar quarter for which the Company owes Microsoft any royalties (the "Earned Royalty"); provided, that if the average Net Receipts for all Products licensed or sold to End Users during any calendar quarter is less than [*] Dollars ($[*]), then the Company shall pay Microsoft an amount equal to [*] ($[*]) per copy or unit of Product that is sold or licensed to an End User during each such calendar quarter in lieu of the Earned Royalty.

         3.3 ROYALTY REPORTING; FINANCE CHARGE. Within 30 days after the end of each calendar quarter, the Company shall finish Microsoft with a statement based upon the amounts due pursuant to Section 3.2 for the quarter then ended in a form substantially similar to Exhibit C attached hereto. The Company shall furnish Microsoft with such a statement regardless of whether any royalties are due for the applicable period. At the same time that the Company provides Microsoft with a statement pursuant to this Section 3.3, it shall fax a copy of all remittance information (i.e., name of company, date of wire transfer, amount of wire transfer, and number of pages faxed), if any, to Microsoft at 206-936-5140, unless Microsoft notifies the Company in writing that such fax number has changed. The day after the Company provides such remittance information by fax to Microsoft, it shall remit payment for all royalties due by bank wire transfer to the following account, unless Microsoft notifies the Company in writing of a change in such account:

                       First Interstate Bank of Washington
                               Seattle Main Branch
                                ABA: #125 000 286
                       Beneficiary: Microsoft Corporation
                             Account No. 001 025865

A finance charge of one percent (1%) per month shall be assessed on all amounts that are past due.

         3.4 PRODUCT BUNDLES. Subject to prior written approval from Microsoft, which approval shall not be unreasonably withheld, the Company may license or distribute Products as part of a package or bundle with other products or services. The price of such Products for the purposes of computing royalties hereunder shall be: (the standard retail price of such Products in the bundled product divided by the standard retail price of all separately obtainable products in the

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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bundle, including such Products, in the bundled product) multiplied by (the price of the bundled product).

         3.5 INTERNAL USE. No royalty shall be due Microsoft in connection with the use of the Products, Licensed Software and Documentation by the Company or its contractors for internal purposes authorized under the terms of this Agreement or for use of the Products by the Company, its contractors, or prospective End Users, analysts or developers for developmental use, test, evaluation, market development, education or other promotional or non-production purposes in the usual course of the business of the Company.

         3.6 AUDIT RIGHTS. During the term of this Agreement and for two years thereafter, Company agrees to keep all usual and proper records and books of account and all usual and proper entries relating to the Products and the Licensed Software. Records and books of account include, but are not limited to information regarding the number of Product units distributed and the names and addresses of End Users. Microsoft may cause an audit and/or inspection to be made of the applicable Company records and facilities in order to verify statements issued by Company and Company's compliance with the terms of this Agreement. Any such audit shall be conducted by an independent certified public accountant selected by Microsoft (other than on a contingent fee basis). Such independent certified public accountant shall provide a summary of its findings regarding its verification of the statements issued by the Company and the Company's compliance with the terms of this Agreement, but shall not provide Microsoft with any other information produced from the audit and/or inspection of such Company records. Any audit and/or inspection shall be conducted during regular business hours at Company's facilities with or without notice. Company agrees to provide Microsoft's designated audit or inspection team access to the relevant Company records and facilities. The Company shall pay Microsoft the full amount of any underpayment revealed by the audit plus interest from the date such payments were due under the terms of this Section at the then applicable prime rate, as announced by Seattle First National Bank of Seattle, Washington (the "Prime Rate"). Notwithstanding the foregoing, if such audit reveals an underpayment by the Company of more than seven percent (7%) for the period covered by the audit report, the Company shall pay all of the fees and costs associated with such audit and the amount underpaid with interest at the rate of five percent (5%) above the Prime Rate from the date such payment was due pursuant to this Section.

         3.7 TAXES. Company will responsible for the billing, collecting and remitting of sales, use, value added, and other comparable taxes determined by Company to be due with respect to the collection of the Net Receipts, or any portion thereof. Microsoft is not liable for any taxes, including without limitation income taxes, withholdings (subject to Section 3.8, below), value added, franchise, gross receipts, sales, use property or similar taxes, duties, levies, fees, excises or tariffs incurred in connection with the Net Receipts or related to the sale of Company's Products. Company takes full responsibility for all such taxes, including penalties, interest and other additions thereon.

         3.8 WITHHOLDING TAXES. If, after a determination by foreign tax authorities, any taxes are required to be withheld, on payments made by Company to Microsoft, Company may deduct such taxes from the amount owed Microsoft and pay them to the appropriate taxing authority; provided however, that Company shall promptly secure and deliver to Microsoft an official receipt for any such taxes withheld or other documents necessary to enable Microsoft to claim a



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U.S. Foreign Tax Credit. Company will make user reasonable commercial efforts to ensure that any taxes withheld are minimized to the extent possible under applicable law.

4. DELIVERY AND ACCEPTANCE; UPGRADES.

         4.1 DELIVERY OF MASTER COPY. Microsoft or its authorized representative shall deliver the Company a Master Copy of the Licensed Software at the earliest date that Microsoft makes such Licensed Software available to any third party. The Master Copy shall be deemed accepted upon receipt unless the Company notifies Microsoft or its authorized representative within five (5) days after it receives such Master Copy that it does not include all of the components described in Exhibit A hereto. In such event, the Company shall give Microsoft or its authorized representative prompt written notice and, no later than five
(5) days after receipt of such notice, Microsoft or its authorized representative shall deliver the Company another Master Copy which includes all such components.

         4.2 DELIVERY OF UPGRADES; COMPANY RESPONSE. Microsoft or its authorized representative shall deliver all Upgrades to the Company at the earliest date that Microsoft or its authorized representative makes such Upgrades available to any third party. No later than five (5) days after the date that the Company receives an Upgrade, it shall inform Microsoft or its authorized representative whether the Upgrade contains any programming errors that severely impair the performance of any major functions in the Products.

         4.3 DELIVERY OF BETA SOFTWARE. Microsoft shall deliver copies of the Licensed Software and Upgrades thereto in beta test form no later than the date that Microsoft makes such beta test software available to any third party; provided, that the Company executes and delivers to Microsoft a copy of the then-applicable beta test agreement that accompanies such beta test software.

5. PRODUCT MARKETING AND SUPPORT; DEMONSTRATION OF PRODUCTS.

         5.1 VISUAL BASIC LOGO. The Company shall include a copy of the Logo on the outside of all retail boxes of Products. In order to be eligible to display such Logo, the Company must sign a Logo Agreement in substantially the form of Exhibit D attached hereto. This Agreement shall not be effective unless and until the Company executes such an agreement and delivers the same to Microsoft.

         5.2 TECHNICAL SUPPORT. The Company shall maintain a Premier Support Agreement with Microsoft at all times during the term of this Agreement for technical support services related to the Integration of the Licensed Software into Products. During the term of this Agreement, the Company shall use reasonable efforts to apprise Microsoft of technical issues that affect the Integration of the Licensed Software into the Products and Microsoft shall use reasonable efforts to address such issues and assist the Company in addressing such issues. Microsoft shall invite representatives of the Company to design reviews of the Licensed Software during the term of this Agreement. The Company shall maintain a Premier Support Agreement throughout the term of this Agreement.

         5.3 PRODUCT SUPPORT. Company acknowledges that it shall either (i) inform End User that Company is the support contact for the Product, and that Microsoft will not support the



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Product, or (ii) inform the End User that there will be no support for the
Product. Company shall use best efforts to insert a message to that effect in the start-up or help screen of the Product. The parties agree that Microsoft shall not provide any End User support for Products.

         5.4 PRE-RELEASE PRODUCTS. The Company shall not release any Products for beta testing prior to July 22, 1996. From July 22, 1996 until September 4, 1996, the Company shall only distribute and demonstrate beta versions of Products to persons who sign non-disclosure agreements obligating them to maintain the confidentiality of information regarding the beta Product.

6. INTELLECTUAL PROPERTY NOTICES. Company will not remove any copyright, trademark or patent notices that appear on the Licensed Software as delivered to Company. Company shall state in all its advertising, marketing materials, and packaging related to the Products, that Products contain or are provided with the Licensed Software. Company agrees to use the appropriate trademark, product descriptor and trademark symbol (either "(TM)" or "(R)" in a superscript), and clearly indicate Microsoft's ownership of its trademark(s) whenever the Licensed Software name is first mentioned in any advertisement, brochure or in any other manner in connection with Licensed Software and/or a Product. Company shall undertake no action that will interfere with or diminish Microsoft's right, title and/or interest in Microsoft Corporation's or licensed third parties' trademark(s) or trade name(s). Company shall, upon request, provide Microsoft with samples of all of Company's promotional, packaging and other written materials which use Licensed Software name(s). Company shall not adopt or use a product name, trademark or service mark in conjunction with the advertising, packaging, promotion or sale of Product(s) which includes all or part of any Microsoft trademark or service mark or any term which is confusingly similar to a Microsoft trademark or service mark. Company shall not reproduce or imitate all or part of the packaging or trade dress of any Licensed Software on or in the packaging of any Product(s) or any related promotional material without prior written approval of Microsoft.

7. WARRANTY/LIABILITY.

         7.1 MICROSOFT. EXCEPT WITH RESPECT TO THE REDISTRIBUTABLE COMPONENTS, WHICH ARE PROVIDED "AS IS" WITHOUT WARRANTY OF ANY KIND, MICROSOFT WARRANTS THAT THE LICENSED SOFTWARE WILL PERFORM SUBSTANTIALLY IN ACCORDANCE WITH THE ACCOMPANYING WRITTEN MATERIALS FOR A PERIOD OF 90 DAYS FROM THE DATE OF RECEIPT. EXCEPT AS EXPRESSLY STATED ABOVE, ANY AND ALL EXPRESS AND IMPLIED WARRANTIES OF ANY KIND WHATSOEVER, INCLUDING THOSE OF MERCHANTABILITY AND/OR FITNESS FOR A PARTICULAR PURPOSE, ARE EXPRESSLY EXCLUDED. MICROSOFT MAKES NO WARRANTY THAT THE LICENSED SOFTWARE WILL OPERATE PROPERLY AS INTEGRATED IN THE COMPANY'S PRODUCT(S) OR ON ANY CUSTOMER SYSTEM(S). MICROSOFT HEREBY AGREES TO DEFEND, INDEMNIFY AND HOLD COMPANY HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS ARISING AS A RESULT OF ANY CLAIM BY A THIRD PARTY THAT THE LICENSED SOFTWARE INFRINGES ANY TRADE SECRET OR COPYRIGHT OF SUCH THIRD PARTY.



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         7.2 COMPANY. COMPANY AND ANY OF ITS MANUFACTURER'S REPRESENTATIVES
SHALL NOT MAKE TO ANY END USER ANY REPRESENTATION WITH RESPECT TO THE LICENSED SOFTWARE OR THE USE THEREOF EXCEPT AS IS EXPLICITLY SET FORTH IN THE DOCUMENTATION ACCOMPANYING THE LICENSED SOFTWARE. COMPANY HEREBY AGREES TO DEFEND, INDEMNIFY AND HOLD MICROSOFT HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS ARISING AS A RESULT OF: (i) COMPANY'S IMPROPER INSTALLATION OF THE LICENSED SOFTWARE; (ii) ANY COMPUTER SOFTWARE VIRUS INTRODUCED BY COMPANY DURING THE INSTALLATION PROCESS; (iii) ANY CLAIM BY AN END USER REGARDING ITS USE OR INABILITY TO USE A PRODUCT IF SUCH CLAIM WOULD NOT HAVE OCCURRED SOLELY FROM USE OF THE LICENSED SOFTWARE; (iv) ANY CLAIM BY A THIRD PARTY THAT THE PRODUCT INFRINGES ANY PROPRIETARY RIGHT OF SUCH THIRD PARTY IF SUCH CLAIM WOULD HAVE BEEN AVOIDED BY THE EXCLUSIVE USE OF THE LICENSED SOFTWARE; OR (v) COMPANY'S AND/OR ITS AGENTS' BREACH OF ANY OF THE PROVISIONS OF SECTION 2 OF THIS AGREEMENT.

         7.3 ESSENTIAL ELEMENT. THE PARTIES ACKNOWLEDGE THAT ALL OTHER PARTS OF THIS AGREEMENT RELY UPON THE INCLUSION OF THIS SECTION 7.

         7.4 CERTAIN DAMAGES. NEITHER PARTY SHALL BE LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, ECONOMIC OR PUNITIVE DAMAGES EVEN IF SUCH PARTIES HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

8. TERM AND TERMINATION.

         8.1 TERM. Unless terminated earlier pursuant to this Section, this Agreement shall be for a period beginning on the Effective Date and ending three
(3) years after the latter of (a) the Effective Date, or (b) the Release to Manufacturing date.

         8.2 TERMINATION.

                  8.2.1 Either party shall have the right to terminate this Agreement in the event of a material breach of this Agreement or the logo agreement attached hereto as Exhibit D after notice thereof and an opportunity to cure within 60 days from the date of such notice. In addition, Microsoft shall have a right to terminate this Agreement immediately in the event of an assignment in breach of Section 10.

                  8.2.2 In no event shall Microsoft be responsible to Company for any costs or damages resulting from the termination of this Agreement.

         8.3 EFFECT OF EXPIRATION OR TERMINATION.

                  8.3.1 Sections 1, 2 (with respect to the then current version of the Licensed Software), 3, 5.2, 6, 7, 8, 9, 10, and 11 shall survive any expiration of this Agreement pursuant to Section 8.1 or termination of this Agreement by the Company pursuant to



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         Section 8.2.1. Without limiting the foregoing, the parties understand and agree that the Company shall be obligated to continue paying Microsoft at least the minimum royalties set forth in Section 3.2 of this Agreement for so long as the Company licenses or distributes Products after termination or expiration of this Agreement.

                  8.3.2 Sections 3, 5, 6, 7, 8, 9, 10, and 11 shall survive any or termination of this Agreement by Microsoft pursuant to Section 8.2.1.

                  8.3.3 Termination of this Agreement shall not affect existing end user license agreements for the Products, which shall continue in full force and effect in accordance with their terms. Company shall continue to pay the royalties as specified in Section 3 of this Agreement for so long as the Company licenses or distributes Products after termination of this Agreement.

9. CONFIDENTIALITY.

         Each party expressly undertakes to retain in confidence and to require its distributors, resellers and all other contractors to retain in confidence all information and know-how transmitted to such party that the disclosing party has identified as being proprietary and/or confidential or which, by the nature of the circumstances surrounding the disclosure, ought in good faith to be treated as proprietary and/or confidential. Without limiting the foregoing, all terms and conditions of this Agreement shall be considered confidential and shall not be disclosed (except to either party's attorneys and accountants on a need-to-know basis) without the prior written consent of the other party.


10. PROHIBITION AGAINST ASSIGNMENT. This Agreement, and any rights or obligations in this Agreement, shall not be assigned or sublicensed by the Company. For purposes of this Section, the term "assignment" shall include, without limitation, a merger or share exchange of the Company into another entity, a sale of substantially all the assets of the Company, or as sale or transfer of more than twenty percent (20%) of the issued and outstanding voting shares of the Company. Notwithstanding the foregoing, the Company may assign or otherwise transfer its rights and obligations to successors in interest (whether by purchase of stock or assets, merger, operation of law or otherwise) of the portion of its business related to the subject matter hereof; provided, that the Company provides Microsoft with prompt written notice of any such assignment or transfer, and further provided, that the transferee, assignee or successor in interest shall have no right to integrate the Licensed Software into any product or service other than the Products of the Company that are commercially available to the public on the effective date of the assignment, transfer or change in control transaction.

11. GENERAL.

         11.1 CONTROLLING LAW. This Agreement shall be construed and controlled by the laws of the State of Washington, and Company consents to jurisdiction and venue in the state and federal courts sitting in the State of Washington. Neither this Agreement, nor any terms and conditions contained herein, shall be construed as creating a partnership, joint venture, agency, or franchise relationship.



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         11.2 ATTORNEYS' FEES. If either Microsoft or Company employs attorneys to enforce any rights arising out of or relating to this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees, costs and other expenses.

         11.3 NOTICES AND REQUESTS. All notices, authorizations, and requests given by Company or Microsoft in connection with this Agreement shall be deemed given on the day they are (i) deposited in the mail, postage prepaid, certified or registered, return receipt requested; or (ii) sent by air express courier, charges prepaid; to the address listed in this Agreement.

         11.4 COMPANY'S GOVERNMENTAL APPROVAL OBLIGATIONS. Company shall, at its own expense, obtain and arrange for the maintenance in full force and effect of all governmental approvals, consents, licenses, authorizations, declarations, filings, and registrations as may be necessary or advisable for the performance of all of the terms and conditions of this Agreement including, but not limited to, foreign exchange approvals, import and offer agent licenses, fair trade approvals and all approvals which may be required to realize the purposes of this Agreement.

         11.5 RESTRICTED RIGHTS. Any Licensed Software which Company distributes to or on behalf of the United States of America, its agencies and/or instrumentalities (the "Government'), are provided to Company with RESTRICTED RIGHTS. Use, duplication or disclosure by the Government is subject to restriction as set forth in subparagraph (c)(1)(ii) of the rights in Technical Data and Computer Software clause at DFAR 252.227-7013, or as set forth in the particular department or agency regulations or rules which provide Microsoft protection equivalent to or greater than the above-cited clause. Company shall comply with any requirements of the Government to obtain such RESTRICTED RIGHTS protection, including without limitation, the placement of any restrictive legends on the Licensed Software, Licensed Software documentation, and any license agreement used in connection with the distribution of the Licensed Software. Manufacturer is Microsoft Corporation, One Microsoft Way, Redmond, Washington 98052-6399. Under no circumstances shall Microsoft be obligated to comply with any Governmental requirements regarding the submission of or the request for exemption from submission of cost or pricing data or cost accounting requirements. For any distribution of the Licensed Software that would require compliance by Microsoft with Governmental requirements relating to cost or pricing data or cost accounting requirements, Company must obtain an appropriate waiver or exemption from such requirements for the benefit of Microsoft from the appropriate Governmental authority before the distribution and/or license of the Licensed Software to the Government.

         11.6 EXPORT CONTROLS. Company acknowledges that the license and distribution of the Products are subject to the export control laws and regulations of the United States of America, and any amendments thereof, which restrict exports and re-exports of software, technical data, and direct products of technical data, including services derived from use of the Products (the "Direct Products"). Company agrees that it will not export or re-export any Products or Direct Products, or any information and documentation related thereto, directly or indirectly, without first obtaining permission to do so as required from the United States of America Department of Commerce's Bureau of Export Administration, or other appropriate governmental agencies, to any countries, end-users, or for any end-uses that are restricted by U.S. export laws and regulations, and any amendments thereof, which include, but are not limited to, the following:



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         Restricted Countries: Cuba, Federal Republic of Yugoslavia (Serbia and
         Montenegro), Iran, Iraq, Libya, North Korea, Syria and Vietnam.

         Restricted End-Users: Any End-User whom Company knows or has reason to know will use Products or Direct Products in the design, development, or production of missiles and missile technology, nuclear weapons and weapons technology, or chemical and biological weapons.

         Restricted End-Uses: Any use of Products and Direct Products related to the design, development, or production of missiles and missile technology, nuclear weapons and weapons technology, or chemical and biological weapons.

These restrictions change from time to time. If Company has any questions regarding its obligations under United States of America export regulations, Company should contact the Bureau of Export Administration, United States Department of Commerce, Office of Export Licensing, Washington DC., U.S.A. (202) 377-4811.


         11.7 ENTIRE AGREEMENT. This Agreement, including Exhibits A-D attached hereto, shall constitute the entire agreement between the parties with respect to its subject matter and merges all prior and contemporaneous communications, both written and oral. This Agreement shall not be modified except by a written agreement signed on behalf of Company and Microsoft by their respective duly authorized representatives.

         11.8 SEVERABILITY. If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid or unenforceable, the remaining provisions shall remain in full force and effect. If this Agreement as it relates to any Licensed Software shall be held by a court of competent jurisdiction to be invalid, illegal or unenforceable or if this Agreement is terminated as to a particular Licensed Software, then it shall remain in full force and effect as to the remaining Licensed Software.

         11.9 WAIVER. No waiver of any breach of any provision of this Agreement shall constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provisions hereof, and no waiver shall be effective unless made in writing and signed by an authorized representative of the waiving party.

         11.10 SECTION HEADINGS. The Section headings used in this Agreement are intended for convenience only and shall not be deemed to supersede or modify any provisions.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date. All signed copies of this Agreement shall be deemed originals.


MICROSOFT CORPORATION                       SAGENT TECHNOLOGY, INC.

/s/ Robbie Wright                           /s/ Kenneth C. Gardner
--------------------------------            ----------------------------------
(Signature)                                 (Signature)


Robbie Wright                               Kenneth C. Gardner
--------------------------------            ----------------------------------
(Name - Please Print)                       (Name - Please Print)


VB Business Manager                         President and CEO
--------------------------------            ----------------------------------
(Title)                                     (Title)

                                    EXHIBIT A

                 DESCRIPTION OF LICENSED SOFTWARE, DOCUMENTATION

                         AND REDISTRIBUTABLE COMPONENTS


1.  LICENSED SOFTWARE.

VISUAL BASIC APPLICATIONS EDITION 5.0 IS AN EMBEDDABLE BASIC LANGUAGE SOFTWARE PRODUCT COMPRISED OF THE FOLLOWING COMPONENTS:


VBA3

These are the binary files that make up the core VBA3 deliverable. This includes the language runtime and user interface components including editing, debugging, project management, property control.

MSVCRT40.DLL, VAEN332.DLL, VBA332.DLL, VBE.DLL, VBEIDE.DLL, VBAEN32.OLB, VBE1OLB, VBEEXT1.OLB, VEN2232.OLB, SCP32.DLL


FORMS3

Forms3 provides a complete visual editing and dialog design environment.

FM20.DLL, FM20INTL.DLL, RICHED20.DLL


CORE TECHNOLOGY

VBA3 is dependent on a set of MICROSOFT core proprietary technology. These technologies are to be consumed by VBA3 only. Host of VBA3 are forbidden from accessing core technology directly.

DEVO97.DLL, DEVO7ENU.DLL


OLE AUTOMATION

VBA3 has a dependency on the new OLE automation interfaces. The appropriate OLE automation .DLLs and documentation are packaged as part of the VBA3 product. The automation DLLs are freely distributable as part of the host application's installation process.

OLEACC.DLL, OLEAUT32.DLL, STDOLE2.TLB


SAMPLE HOST APPLICATION

MICROSOFT provides a complete sample host that demonstrates the complete VBA3 integration model. This sample is available in full source format.


VBA DOCUMENTATION KIT

This is comprised of a series of tools that aid in integrating VBA3 end user documentation into an ISV's existing documentation format.

MICROSOFT INTERNAL HELP ENGINE AND AUTHORING TOOLS

Tools used by Microsoft to author its own help systems along with execution engine.


VBA TEST HARNESS

Tools used to test VBA.


2.   DOCUMENTATION.

END USER DOCUMENTATION

A set of photo-ready end user documentation is provided by VBA3 consisting of:

-   VBA Language Reference
-   Forms3 Reference
-   An outline of the VB Programmers Guide

The above documentation is delivered in three forms:

-   Online help
-   Preprocessed topics (stored on CD)
-   Processed topics (stored on CD).

Online help is the typical MICROSOFT help system, complete with hyper-links and indexing. "Preprocessed topics" are the VBA Language Reference, Forms3 Reference, and outline of the VB Programmers Guide, in their raw form before being run through MICROSOFT's print formatting. ISVs can use the documentation in this form for integrating into their own help files and format. "Processed topics" is a printer-ready representation of the VBA Language Reference, Forms3 Reference, and outline of the VB Programmers Guide.

The file list is TBD.


VBA3 HOST INTEGRATION GUIDE

This document gives a complete overview of the integration process. It documents the functionality demonstrated by the sample application and provides theoretical background into technical issues the ISV may encounter. This material is provided in both online (Info Viewer) and document forms.


VBA3 HOST INTERFACE REFERENCE

A complete VBA3 interface reference with examples is provided in an online form (MS Help).

3.  REDISTRIBUTABLE COMPONENTS.

The following is a list of components that can be redistributed

-   VBA3
-   Forms3
-   Core Technology
-   OLE Automation
-   End User Documentation and derivatives.

                                    EXHIBIT B

                            LIST OF COMPANY PRODUCTS

THE SAGENT PRODUCT LINE

The SAGENT DATA MART SOLUTION is a family of integrated products for populating, managing, and accessing data marts. It includes the Sagent Data Mart Server, Sagent Admin, Sagent Design Studio, Sagent Information Studio, Sagent WebLink, Sagent Analysis, Sagent Reports and Sagent Statistics.

- The SAGENT DATA MART SERVER is a Windows NT-based application server that features a multi-threaded engine. Its repository stores all Sagent Data Mart components in relational tables for easy access and administration. The Sagent Data Mart Server can access data on Oracle, Red Brick, Sybase, IBM DB2, Informix and Microsoft SQL Server databases as well as ODBC data sources. The Data Mart Server will use VBScript as its Scripting component until a multi-threaded version of VBA becomes available.

- SAGENT ADMIN is a set of integrated, drag-and-drop tools that enable centralized control over a distributed network of Sagent Data Marts. It provides a single, integrated view and manage the security of all Sagent repositories, and the components they contain.

- SAGENT DESIGN STUDIO enables data administrators to build and populate data marts quickly and easily. Its visual environment is coupled with powerful scripting facilities that allow developers to embed Visual Basic or C++ code into plans for extracting and transforming data, and loading into a data mart.

- SAGENT INFORMATION STUDIO is a set of graphical end user tools for easily accessing and sharing information. It runs on Windows 95 or Windows NT and enables users to build powerful data requests, store result sets for easy reuse, and collaborate with other users on data access and analysis.

- SAGENT WEBLINK is a product for linking Sagent systems with popular Internet and Intranet web browser. It enables users to access, manipulate and display queries and saved result sets quickly and easily through a browser interface. Users can view all forms of output supported by the Sagent Information Studio.

- SAGENT ANALYSIS is a data analysis product that allows the crosstabulation, slicing, charting and manipulation of information that has been stored in the Sagent Data MartServer. Data sources include relational data sources in a ROLAP mode using Sagent's Aggregate Navigator as well as MDBMS sources such as EssBase. Data can be viewed as crosstabs and/or business charts.

- SAGENT REPORTS is a full function reporting tool that supports embedding of all the visual components of the Sagent product line.

- SAGENT STATISTICS is a intuitive statistical software package offering a comprehensive range of statistical analyses from descriptive statistics to ANOVA and factor analysis. Presentation quality graphs and tables can be easily created from any analysis.

                                    EXHIBIT C

                            FORM OF ROYALTY STATEMENT


ROYALTY REPORT FOR SAGENT TECHNOLOGY, INC.


ROYALTY REPORT FOR THE PERIOD ___________ , 19__ TO __________ , 19__

A.  PREPAID ROYALTY:                             [ * ]

B.  TOTAL NET RECEIPTS:                          ____________________

C.  ROYALTY RATE:                                ____________________

D.  TOTAL ROYALTY AMOUNT (B X C):                ____________________

E.  PREPAID ROYALTY AMOUNT REMAINING:            ____________________
    (FROM PREVIOUS ROYALTY STATEMENT)

F.  TOTAL PAYMENT DUE:                           ____________________

G.  AMOUNT REMAINING ON PREPAID ROYALTY:         ____________________


THE UNDERSIGNED HEREBY CERTIFIES THAT TO THE BEST OF HIS/HER KNOWLEDGE THAT THIS REPORT IS TRUE AND ACCURATE.


                         ____________________(SIGNATURE)


                         ____________________(PRINT)


                         ____________________(TITLE)


                         ____________________(DATE)



TELEPHONE NUMBER:        (___)______________




         THIS REPORT SHOULD BE SENT WITH ANY PAYMENT DUE TO THE FOLLOWING
ADDRESS:





          MICROSOFT CORPORATION
          ATTENTION: RETAIL LICENSING
          DEPT. 551
          REDMOND, WA 98052-6399

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    EXHIBIT D
                             LOGO LICENSE AGREEMENT
                FEATURING MICROSOFT(R) VISUAL BASIC(R) TECHNOLOGY
                             LOGO LICENSE AGREEMENT



This Logo License Agreement ("Logo Agreement") is made and entered into this ___ day of _________, 19__, ("Effective Date"), by and between MICROSOFT CORPORATION, a Washington, USA corporation ("MS"), and SAGENT TECHNOLOGIES, INC., a California corporation ("COMPANY").

                                    RECITALS

         WHERE AS, MS owns good and valuable trademarks and logos; and

         WHEREAS, COMPANY wishes to license use of the Logo in accordance with MS' terms and conditions described below, NOW THEREFORE:

         The parties hereby agree as follows:

1.       DEFINITIONS

For purposes of this Logo Agreement, the following terms shall have the following meanings:

         (a) "Logo" shall mean the Featuring Visual Basic Technology logo depicted in the attached Exhibit A or such additional or replacement logos as MS may provide from time to time under this Logo Agreement.

         (b) "Product" shall mean the COMPANY product or products described in the attached Exhibit B which have been submitted to VeriTest Inc. for testing as set forth in Exhibit B and have passed such tests.

2.       LICENSE GRANT

         (a) Subject to and expressly conditioned upon compliance with the terms and conditions of this Logo Agreement, MS hereby grants to COMPANY a worldwide (except as provided in Section 2(b)), nonexclusive, personal right to use the Logo solely in conjunction with Product in the manner described in the guidelines set forth in the attached Exhibit C and as may be prescribed by MS from time to time.

         (b) The license right set forth in Section 2(a) shall not extend to the Republic of China ("Taiwan"), South Korea ("Korea"), or the People's Republic of China ("PRC"), unless and until COMPANY provides MS with written notice of COMPANY's intent to distribute Product in these countries. COMPANY agrees not to use the Logo in such countries and shall not be licensed pursuant to this Logo Agreement to do so until COMPANY has provided MS with such written notice.

         (c) COMPANY may not use or reproduce the Logo in any manner whatsoever other than as expressly described in Exhibit C.

         (d) COMPANY agrees and acknowledges that MS retains all right, title and interest in and to the Logo. Except as expressly granted in this Logo Agreement, COMPANY shall have no rights in the Logo. Under no circumstances will anything in this Logo Agreement be construed as granting, by implication, estoppel or otherwise, a license to any Microsoft technology or proprietary right other than the permitted use of the Logo pursuant to Section 2(a).

         (e) COMPANY agrees that it will use the Logo solely as provided in this Logo Agreement and will not use the Logo for promotional goods or for products which, in MS' reasonable judgment, will diminish or otherwise damage MS' goodwill in the Logo, including but not limited to uses which could be deemed to be obscene, pornographic, excessively violent or otherwise in poor taste or unlawful, or which purpose or objective is to encourage unlawful activities.

3.       NO FURTHER CONVEYANCES

         The license grant in Section 2(a) is personal to COMPANY, and COMPANY shall not assign, transfer or sublicense this Logo Agreement (or any right granted herein) in any manner without the prior written consent of MS.

4.       QUALITY, INSPECTION, AND APPROVAL

         (a) COMPANY agrees to maintain the quality of Product used in conjunction with the Logo at a level that meets or exceeds industry standards and at least commensurate with the quality of Product previously distributed by COMPANY.

         (b) COMPANY shall supply MS with suitable specimens of Product and COMPANY's use of the Logo in connection with Product at the times and in the manner described in Exhibit C, or at any time upon reasonable notice from MS. COMPANY shall cooperate fully with MS to facilitate periodic review of COMPANY's use of the Logo and of COMPANY's compliance with the quality standards described in this Logo Agreement.

         (c) COMPANY shall fully correct and remedy any deficiencies in its use of the Logo, conformance to the Visual Basic Technology compatibility criteria, and/or the quality of Product used in conjunction with the Logo, upon reasonable notice from MS.

         (d) COMPANY represents and warrants that Product meets the applicable Visual Basic Technology compatibility criteria set forth in Exhibit B. COMPANY shall provide MS with copies or summaries of the results of applicable compatibility tests following the completion of such tests.

         (e) COMPANY agrees that it will comply with all applicable laws, rules, and regulations and will not violate or infringe any right of any third party.

5.       IDENTIFICATION AND USE

         (a) COMPANY shall mark every use of the Logo with the trademark designation set forth in Exhibit A and as described in Exhibit C and shall comply with MS' trademark use guidelines as amended from time to time.

         (b) COMPANY acknowledges MS' ownership of the Logo and the Visual Basic trademark. COMPANY shall employ reasonable commercial efforts to use the Logo in a manner that does not derogate from MS' rights in the Logo and will take no action that will interfere with or diminish MS' rights in the Logo, either during the term of this Logo Agreement or afterwards. COMPANY agrees not to adopt, use or register any corporate name, trade name, trademark, service mark or certification mark, or other designation similar to, or containing in whole or in part, the Logo. COMPANY agrees that all use of the Logo by COMPANY will inure to the benefit of MS. COMPANY may not use the Logo in any way as an endorsement or sponsorship of Product by MS.

6.       DEFENSE OF INFRINGEMENT CLAIM

         (a) Subject to 7, MS agrees to defend COMPANY against, and pay the amount of any adverse final judgment (or settlement to which MS consents) resulting from, third party claim(s) (hereinafter "Indemnified Claims") that the Logo infringes any registered trademark rights enforceable in the United States, Canada, Australia, Japan, the European Union, and Norway and in other countries for use occurring after registration of the Logo in such additional countries; provided MS is notified promptly in writing of the Indemnified Claim and has sole control over its defense or settlement, and COMPANY provides reasonable assistance in the defense of the same.

         (b) In the event MS receives information concerning an intellectual property infringement claim (including an Indemnified Claim) related to the Logo, MS may at its expense, without obligation to do so, either (i) procure for COMPANY the right to continue to distribute the alleged infringing Logo, or (ii) replace or modify the Logo to make it non-infringing, and in which case, COMPANY shall thereupon cease distribution of the alleged infringing Logo.

         (c) MS shall have no liability for any intellectual property infringement claim (including an Indemnified Claim) based on COMPANY's (i) manufacture, distribution, or use of the Logo after MS' written notice that COMPANY should cease use of such Logo due to such a claim. For all claims described in this Section 6(c), COMPANY agrees to indemnify and defend MS from and against all damages, costs and expenses, including reasonable attorneys' fees.

         (d) MS shall have no obligation to COMPANY for any Indemnified Claims which arise outside the geographical boundaries of the United States, Canada, Australia, Japan, the European Union, and Norway ("Included Jurisdictions"), and other countries where the Logo has been registered by MS at the time such claim arises.

         (e) MS MAKES NO WARRANTIES. THE DEFENSE PURSUANT TO 6(a) IS EXCLUSIVE AND IS IN LIEU OF ALL WARRANTIES, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE WITH RESPECT TO THE LOGO, INCLUDING ANY WARRANTY OF NON-INFRINGEMENT, IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

7.       CONSEQUENTIAL ET. AL. DAMAGES

         IN NO EVENT SHALL MS BE LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, PUNITIVE OR SPECIAL DAMAGES (INCLUDING LOSS OF BUSINESS PROFITS) ARISING FROM OR RELATED TO COMPANY'S MARKETING, DISTRIBUTION OR ANY USE OF THE LOGO, REGARDLESS OF WHETHER SUCH LIABILITY IS BASED ON BREACH OF CONTRACT, TORT, STRICT LIABILITY, BREACH OF WARRANTIES, INFRINGEMENT OF INTELLECTUAL PROPERTY, FAILURE OF ESSENTIAL PURPOSE OR OTHERWISE, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL MS BE LIABLE FOR ANY DAMAGES FOR COMPANY'S USE OF THE LOGO IN VIOLATION OF THE TERMS AND CONDITIONS OF THIS LOGO AGREEMENT.

8.       INFRINGEMENT

COMPANY shall promptly notify MS of any suspected infringement of or challenge to the Logo or any of its constituent elements.

9.       TERM OF LOGO AGREEMENT

         (a) The term of this Logo Agreement shall be for a period of two (2) years from the Effective Date; provided however, that MS shall have the right to terminate this Logo Agreement with or without cause upon thirty (30) days' prior written notice.

         (b) From and after termination or expiration of this Logo Agreement, COMPANY shall cease and desist from all use of the Logo. However, unless the Logo Agreement is terminated for breach, COMPANY may distribute then-existing units of Product and advertising materials containing the Logo for a period of ninety (90) days from the termination date provided use of the Logo in connection with such inventory is in compliance with the terms and conditions of this Logo Agreement.

10.      NOTICES

         All notices and other communications under this Logo Agreement shall be in writing and shall be deemed given if delivered personally, mailed by registered or certified mail, return receipt requested, or sent by telecopy with a receipt confirmed by telephone, to the parties at the following addresses or to such other addresses as a party may from time to time notify the other parties.

MS:         MICROSOFT CORPORATION
            One Microsoft Way
            Redmond, WA 98052-6399
            USA

Attention:  Visual Basic Logo Department



With Copy

To:         MICROSOFT CORPORATION
            One Microsoft Way
            Redmond, WA 98052-6399
            USA

Attention:  Law  &   Corporate   Affairs, Trademarks

Fax:        (206) 869-1327

11.      ENTIRE LOGO AGREEMENT; AMENDMENT

MS' providing this Logo Agreement to COMPANY does not constitute an offer by MS. Upon execution by both MS and COMPANY, this Logo Agreement, including all Exhibits, contains the entire agreement of the parties with respect to the subject matter hereof, and shall supersede and merge all prior and contemporaneous communications. It shall not be amended except by a written agreement subsequent to the Effective Date and signed on behalf of the parties by their respective authorized representatives.

12.      GOVERNING LAW; ATTORNEYS' FEES; EQUITABLE RELIEF

         (a) This Logo Agreement shall be governed by and construed in accordance with the laws of the State of Washington. COMPANY hereby consents to jurisdiction and venue in the state and federal courts sitting in the State of Washington. The parties agree to accept service of process by U.S. certified or registered mail, return receipt requested, or by any other method authorized by Washington Law in accordance with the terms of Section 10 of such agreement.

         (b) If either party employs attorneys to enforce any rights arising out of or related to this Logo Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees, costs, and other expenses.

         (c) COMPANY acknowledges that a breach by it of this Logo Agreement may cause MS irreparable damage which cannot be remedied in monetary damages in an action at law, and may also constitute infringement of the Logo. In the event of any breach that could cause irreparable harm to MS, or cause some impairment or dilution of its reputation or Logo, MS shall be entitled to an immediate injunction, in addition to any other legal or equitable remedies.

13.      HEADINGS

Section headings are used in this Logo Agreement for convenience of reference only and shall not affect the meaning of any provision of this Logo Agreement.

14.      NO WAIVER

No waiver of any breach of any provision of this Logo Agreement shall constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provision hereof, and no waiver shall be effective unless made in writing and signed by an authorized representative of the waiving party.

15.      SEVERABILITY

If any provision of this Logo Agreement (or any other agreements incorporated herein) shall be held by a court of competent jurisdiction to be illegal, invalid or unenforceable, the remaining provisions shall remain in full force and effect.

16.      RELATIONSHIP

Neither this Logo Agreement, nor any terms and conditions contained herein, shall be construed as creating a partnership, joint venture or agency relationship or as granting a franchise.

17.      SURVIVAL

The provisions of Sections 2(d), 5(b), 6(a) (for claims based upon use of the Logo permitted by this Logo Agreement) and 7, as well as Section 4(f) with respect to Product(s) distributed during the term of this Logo Agreement, shall survive expiration or termination of this Logo Agreement.

18.      ASSIGNMENT

This Logo Agreement may be assigned by the Company only upon assignment of that certain License and Distribution Agreement by and between the parties of even date herewith.

19.      EXHIBITS

This Logo Agreement includes Exhibits A, B and C, which are hereby incorporated by reference.

        IN WITNESS WHEREOF, the parties hereto have executed this Logo Agreement as of the Effective Date.




MICROSOFT CORPORATION                      SAGENT TECHNOLOGY, INC


___________________________________        _____________________________________
Name (Signature)                           Name (Signature)


___________________________________        _____________________________________
Name (Print)                               Name (Print)


___________________________________        _____________________________________
Title                                      Title


___________________________________        _____________________________________
Date                                       Date

                                    EXHIBIT A
             Featuring Microsoft(R) Visual Basic(R) Technology Logo




                        [to be provided separately by MS]



Trademark footnote:



Microsoft and Visual Basic are registered trademarks in the United States and other countries and the Microsoft Visual Basic Technology logo is a trademark of Microsoft Corporation.

                                    EXHIBIT B
             COMPANY Product(s) and Featuring Microsoft Visual Basic
                            Technology Logo Criteria



         COMPANY Product(s)



Product Name                                                               Version Number
----------------------------------------------------------------------     -------------------------

----------------------------------------------------------------------     -------------------------

----------------------------------------------------------------------     -------------------------

----------------------------------------------------------------------     -------------------------

----------------------------------------------------------------------     -------------------------

----------------------------------------------------------------------     -------------------------

----------------------------------------------------------------------     -------------------------

----------------------------------------------------------------------     -------------------------





Featuring Microsoft Visual Basic Technology Logo Criteria

Vendors of Computer Software:       Product must pass Compliance Testing through
                                    VeriTest, Inc., of Santa Monica, CA, or
                                    other MS designated Logo Compliance Testing center to confirm that such Product meets criteria established by MS. Other than maintenance or bug-fix releases, Product updates must be re-tested for compliance with Logo criteria. All costs of such testing shall be borne by the Company.



                FEATURING MICROSOFT(R) VISUAL BASIC(R) TECHNOLOGY

                                 LOGO GUIDELINES

--------------------------------------------------------------------------------
Microsoft has established the following set of guidelines to assist you in proper use of the Featuring Microsoft(R) Visual Basic(R) Technology Logo (the "Logo").

The power of the Logo lies in its consistent and appropriate use. Any usage outside these guidelines dilutes the effectiveness of the Logo and is strictly prohibited.

Microsoft reserves the right to change the Logo and/or these Guidelines at any time at its discretion. Third parties shall comply with the Guidelines as amended from time to time.

USING THE MICROSOFT VISUAL BASIC TECHNOLOGY LOGO

- Use the Logo only to promote Microsoft Visual Basic and indicate that your product includes Microsoft Visual Basic-based technology.

- Microsoft will provide you with electronic artwork of the Logo. You may not alter this artwork in any way.

- This Logo is for use only as a graphical representation of the Microsoft Visual Basic Technology, and can only be used by companies that integrate VBA3 into their products under a separate agreement. The Logo may be used on product packaging as well as in channel, collateral, advertising, direct mail, and events promotion materials and on Web sites where it is used to refer to the products that have integrated VBA3.

                                    EXHIBIT B

- The Logo is owned by Microsoft Corporation. All use of the Logo should include the following notice: "Microsoft and Visual Basic are registered trademarks in the United States and other countries and the Microsoft Visual Basic Technology logo is a trademark of Microsoft Corporation". A registered trademark symbol ((R)) must appear in the upper-right corner immediately following the words "Microsoft" and "Visual Basic". Do not remove any trademark symbols or alter the Logo in any way.

- The product name for Microsoft Visual Basic programming system should appear as "Microsoft(R) Visual Basic(R)" at the first and most prominent use in all materials and can thereafter be referred to as "Visual Basic".

- Microsoft owns the Microsoft Visual Basic Technology Logo and all use of the Logo will inure to the benefit of Microsoft. Third parties shall employ best efforts to use the Logo in a manner that does not derogate from Microsoft's rights in the Logo and will take no action that will interfere with or diminish Microsoft's rights in the Logo. Third parties should not adopt, use, or register any corporate name, trade name, trademark, service mark or certification mark, trade dress, or other designation similar to, or containing in whole or in part, the Logo.

- The Logo may not be used in a manner that would imply that your company or any goods or services provided by your company are sponsored or endorsed by, or affiliated with Microsoft.

- You may not display the Logo on packaging, documentation, collateral, or advertising in a manner which suggests that your Product is a Microsoft product, or in a manner which suggests that Microsoft is a part of your Product name.

- Do not use the Logo to disparage Microsoft Corporation, its subsidiaries, products, or services, or for promotional goods or for products which, in MS' reasonable judgment, may diminish or otherwise damage MS' goodwill in the Logo, including but not limited to uses which could be deemed to be obscene, pornographic, excessively violent, or otherwise in poor taste or unlawful, or which purpose is to encourage unlawful activities.

- Do not imitate Microsoft's product packaging or the Logo in any of your materials, including advertising, product packaging, and promotional materials.

- The Logo or the names "Microsoft", "Microsoft Visual Basic", or "Visual Basic" cannot appear larger and/or more prominent than your trade name, service name, product name, or trademark on any materials produced or distributed by your company.

- Microsoft reserves the right to object to unfair uses or misuses of its trademarks or other violations of applicable law.


SPACING

- The Logo must stand alone. A minimum amount of empty space must surround the Logo so as to separate it from any other object such as type, photography, borders, edges, and so on. The required border of empty space around the Logo must be 1/2x wide, where x equals the height of the Logo.

- You may not combine the Logo with any other object, including, but not limited to, other logos, words, graphics, photos, slogans, numbers, design features, or symbols.

- The Logo may not be used as a design feature on your Product, Product packaging, documentation, collateral, or advertising.


MINIMUM SIZE

- All the elements of the Logo must maintain integrity. For example, the logotype and trademark notations must be readable. In no case should the Logo appear in such a small size that these conditions are not met.

-        Redraws, distortions, or animation of the Logo are not permitted.


FOUR-COLOR APPLICATIONS


COLORS

                                    EXHIBIT B

The multicolored version is the preferred way of reproducing the Logo. The three PANTONE(R) Matching System (PMS) colors are:

Blue   PMS 279 C (top)
Red    PMS 172 C (middle)
Yellow PMS 123 C (bottom)
Four-color process (CMYK) equivalents can also be used.

The four-color version can be reproduced only as described here. The colors must appear in the positions described.


BLACK-AND-WHITE OR ONE-COLOR APPLICATIONS

The Logo can also be used in a black-and-white application with the colored areas replaced with gray.


ACCESSING THE ONLINE FILES

The following files are provided in Encapsulated PostScript(R) (EPS), Windows(R) metafile (WMF) format, and bitmap files. Use the EPS files for materials printed to a PostScript-comptible printer. Use the Windows metafile to print to a non-PostScript printer or for on-screen representations. Use the bitmap for on-screen representations only. The files should not be opened and edited, only placed (for example, select "import...picture") into software programs such as common page-layout or presentation programs, word-processing software, and so forth.

Due to translation problems between the Mac(TM) and PC, Mac EPS images lose their preview. When you place them into your page layout document, you will see a big "X" instead of the preview. The image will still print correctly and the bounding box accurately shows the size of the image. EPS images are sizable.

PC EPS images only have black-and-white previews. If you choose to use a color PC EPS, it will still preview in black and white. When you print it, the color will print correctly.

EPS format is device-dependent, so the resolution of the device you are printing to is the resolution you will achieve.


TO EXPORT OBJECT FROM WORD:

1. Select object.
2. Select Edit Package Object.
3. Select Edit Package.
4. Select File Save Contents.

5. Under File Name, name the file with the same extension as the object you have selected.


MICROSOFT VISUAL BASIC LOGO ART FILES


Macintosh(R) Encapsulated PostScripT

PC Encapsulated PostScript
PC Windows Metafile
PC BMP


QUALITY CONTROL

Microsoft reserves the right to review your use of the Logo and to conduct spot checks on all Products, Product packaging, marketing materials, and documentation and may periodically send out requests for samples. Microsoft may also conduct spot checks in retail outlets and other product sources to monitor your compliance with the Logo License Agreement and these Logo Usage Guidelines. Refusal to submit samples, non-compliance with your Logo License Agreement and with these Guidelines, or failure to correct any deficiencies in your use of the Logo and/or in the quality of the Product used in conjunction with the Logo upon reasonable notice from Microsoft could result in revocation of your license to use the Logo.



(C)1996 Microsoft Corporation.  All rights reserved.

                                    EXHIBIT B

Microsoft, Visual Basic, Visual C++, and Windows are registered trademarks and Visual FoxPro and the Microsoft Visual Basic Technology logo are trademarks of Microsoft Corporation in the United States and other countries.



PostScript is a registered trademark of Adobe Systems, Inc. Macintosh is a registered trademark and Mac is a trademark of Apple Computer, Inc. PANTONE is a registered trademark of Pantone, Inc.